Exhibit 99.1

FOR IMMEDIATE RELEASE

Rice Midstream Partners LP Reports First Quarter 2015 Results

CANONSBURG, Pa., May 7, 2015 /PRNewswire/ - Rice Midstream Partners LP (NYSE: RMP) (“the Partnership”) today reported first quarter 2015 financial and operational results. Highlights for the quarter include:

•	First quarter 2015 average daily throughput of 557 MDth/d, an 8% increase over fourth quarter 2014

•	Adjusted EBITDA(1) of $12.5 million for the three months ended March 31, 2015

•	Distributable cash flow(1) of $10.9 million for the three months ended March 31, 2015

•	First quarter distribution of $0.1875 per unit

•	Coverage ratio of 1.02 for the first quarter 2015

Commenting on the results, Daniel J. Rice IV, Chief Executive Officer, said, “We are pleased with our strong first quarter results, demonstrating the strength of our company’s strategy in the current environment. Our low-risk, high-growth profile is driven by our anchoring relationships with our sponsor and third party customers, attractive drop down candidates, and a concentrated gathering area with minimal future capital requirements.”

First Quarter 2015 Results

Average daily throughput for the first quarter was 557 MDth/d consisting of 11% third party volumes. Operating revenues for the first quarter 2015 were $16.2 million and total operating expenses were $6.6 million. We reported net income of $9.1 million, or $0.16 per limited partner unit. During the first quarter, adjusted EBITDA was $12.5 million. Maintenance capital expenditures were $1.1 million and cash interest expense was $0.4 million, which generated distributable cash flow (DCF) of $10.9 million.

2015 Operational Results	Three Months Ended March 31, 2015
Average Daily Throughput (MDth/d)
Washington County System	363
Greene County System	194

Total	557

% Third Party	11%

Financial Position and Liquidity

As of March 31, 2015, we had $9 million of cash on hand and $450 million available with zero drawn under our revolving credit facility, providing $459 million of total liquidity.

(1)	Please see “Supplemental Non-GAAP Financial Measures” for descriptions of Adjusted EBITDA and distributable cash flow.

First Quarter Cash Distribution

On April 24, 2015, RMP declared its quarterly distribution of $0.1875 per unit for the first quarter 2015. The distribution will be payable on May 14, 2015 to unitholders on record as of May 5, 2015.

Conference Call

RMP will host a conference call on May 7, 2015 at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss first quarter 2015 financial and operating results. To listen to a live audio webcast of the conference call, please visit RMP’s website at www.ricemidstream.com. A replay of the conference call will be available following the call for two weeks and can be accessed from www.ricemidstream.com.

Please visit www.ricemidstream.com to view a presentation containing supplemental first quarter 2015 information.

About Rice Midstream Partners

Rice Midstream Partners LP is a fee-based, growth-oriented limited partnership formed by Rice Energy Inc. (NYSE: RICE) to own, operate, develop and acquire midstream assets in the Appalachian basin. RMP provides midstream services to Rice Energy and third-party companies through its natural gas gathering and compression assets in the rapidly developing dry gas core of the Marcellus Shale in southwestern Pennsylvania.

For more information, please visit www.ricemidstream.com.

Contact:

Julie Danvers, Director of Investor Relations

832-708-3437

Julie.Danvers@RiceMidstream.com

Forward Looking Statements

This release includes forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included in this release, that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, forecasted gathering volumes, revenues, adjusted EBITDA, distribution growth, and distributable cash flow, the timing of completion of midstream projects, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital; and the timing of development expenditures. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Rice Midstream Partners LP

Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per unit data)	2015	2014
Affiliate gathering volumes (MDth/d)	494	250
Third-party gathering volumes (MDth/d)	63	—

Total gathering volumes (MDth/d)	557	250

Operating revenues:
Affiliate (1)	$13,515	$66
Third-party	2,651	—

Total operating revenues	16,166	66

Operating expenses:
Operation and maintenance expense	1,381	442
General and administrative expense	2,331	1,591
Incentive unit expense (2)	—	5,625
Stock compensation expense (2)	996	—
Depreciation expense	1,449	248
Amortization of intangible assets	408	—

Total operating expenses	6,565	7,906

Operating income (loss)	9,601	(7,840)
Other income	5	—
Interest expense (2)	(394)	(2,630)
Amortization of deferred finance costs	(144)	—

Income (loss) before income taxes and discontinued operations	9,068	(10,470)
Income tax benefit	—	2,010

Income (loss) from continuing operations	9,068	(8,460)
Loss from discontinued operations, net of tax (3)	—	(718)

Net income (loss)	$9,068	$(9,178)

Weighted average limited partner units (basic and diluted) (in millions)
Common units	28.8
Subordinated units	28.8
Net income attributable to RMP per limited partner unit (basic and diluted) (3)
Common units	$0.16
Subordinated units	$0.16

Adjusted EBITDA (4)	$12,459
Distributable cash flow (5)	$10,945

Minimum quarterly distribution per unit	$0.1875

Distribution declared:
Limited partner units - Public	$5,391
Limited partner units - RICE	5,392

Total distribution declared	$10,783

Coverage ratio	1.02

(1)	Prior to our IPO, we did not charge a gathering fee to affiliates, including Rice Energy, other than a fee charged on a single receipt point pipeline in Greene County in which we own a 60% working interest.
(2)	Prior to our IPO, we were allocated our proportionate share of interest expense and incentive unit expenses initially recognized by Rice Energy. These non-cash charges are described in more detail in Note 9 to the consolidated financial statements.
(3)	Net income per limited partner unit is presented only for the period subsequent to our initial public offering.
(4)	We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization expense, non-cash stock compensation expense and amortization of deferred financing costs. Please read Supplemental “Non-GAAP Financial Measures.”
(5)	We define distributable cash flow as Adjusted EBITDA less cash interest expense, and estimated maintenance capital expenditures. Please read Supplemental “Non-GAAP Financial Measures.”

Rice Midstream Partners LP

Supplemental Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization expense, non-cash stock compensation expense and amortization of deferred financing costs. Adjusted EBITDA is not a measure of net income as determined by GAAP.

Distributable cash flow is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. We define distributable cash flow as Adjusted EBITDA less cash interest expense, and estimated maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances and is not a presentation made in accordance with GAAP.

(in thousands)	Three Months Ended March 31, 2015

Adjusted EBITDA reconciliation to loss from continuing operations:
Net income	$9,068
Interest expense	394
Depreciation expense	1,449
Amortization of intangible assets	408
Non-cash stock compensation expense	996
Amortization of deferred finance costs	144

Adjusted EBITDA	$12,459

Adjusted EBITDA	$12,459
Cash interest expense	(394)
Estimated maintenance capital expenditures	(1,120)

Distributable cash flow	$10,945

Reconciliation of Adjusted EBITDA to Cash used in operating activities:
Adjusted EBITDA	$12,459
Interest expense	(394)
Changes in operating assets and liabilities which provided cash	(12,134)

Net cash used in operating activities	$(69)